POWER OF ATTORNEY

WHEREAS, the undersigned is a Trustee of Datum One Series Trust (the “Trust”);

IT IS THEREFORE RESOLVED, that the undersigned hereby constitutes and appoints Jessica L. Reece, Andrew G. Lawson, Barbara J. Nelligan, and Tracy L. Dotolo, and each of them singly, as attorneys for it and in its name, place and stead, and its capacity as a Trustee, to execute and file the Registration Statements on Form N-14 of the Trust described below and any amendment or amendments to said Registration Statements hereby giving and granting to said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing whatsoever requisite or necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the time doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

Registration Statements:

Registration Statements on Form N-14 relating to the reorganization of First Sentier American Listed Infrastructure Fund and First Sentier Global Listed Infrastructure Fund, each a series of Advisors Series Trust, with and into corresponding series of the same name, each a series of the Trust.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 20th day of May 2025.

/s/ Ryan D. Burns
Ryan D. Burns
Trustee